Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, as amended or supplemented (Nos. 333-130445, 333-124771, 333-120018, 333-110093, 333-102049, 333-84846, 333-50942, 333-49182, 333-62275, 333-38871, 333-10697, and 033-99022), of Hyperion Solutions Corporation of our report dated August 31, 2006 relating to the consolidated financial statements and financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
August 31, 2006